Exhibit 99.2

Corporate Resource Services, Inc. and Subsidiaries

Unaudited pro forma condensed consolidated financial statements

The following unaudited pro forma condensed combined financial statements give effect to the May 7, 2013 acquisition of the Summit Software division (“ Summit”) of Tri-Tel Communications, Inc. ("Tri-Tel") by Corporate Resource Services, Inc. (the "Company") under an "as if pooling-of-interests" method of accounting required by generally accepted accounting principles in the United States of America (“US GAAP”) because Tri-Tel, together with its affiliated entities and persons, was the beneficial owner of 90.5% of our  outstanding shares of common stock following the acquisition of Summit, including the shares to be issued to Tri-Tel in connection with the acquisition.  The “as if pooling-of-interests” gives effect to the pro forma adjustments described in the accompanying notes.

The unaudited pro forma condensed combined balance sheet gives effect to the pooling of interests based on the historical balance sheet of the Company and its subsidiaries as of September 28, 2012 and the balance sheet of Summit as of September 30, 2012 and is included as part of Exhibit 99.2 to this Current Report on Form 8-K, as amended (this “Report”).  The audited balance sheet information of the Company and its subsidiaries was derived from the audited balance sheet of the Company and its subsidiaries at September 28, 2012 that is included in Amendment No. 1 to its Annual Report on Form 10-K/A, which was filed with the Securities and Exchange Commission on May 7, 2013.

The unaudited pro forma condensed combined statements of operations are presented as of September 28, 2012  is based on the Company’s most recently completed fiscal year and the historical results of Summit are included as part of Exhibit 99.2 to this Report.  The historical results of the Company and its subsidiaries were derived from its audited consolidated statement of income for the year ended September 28, 2012 that was included in its Annual Report in Amendment No. 1 to its Annual Report on Form 10-K/A, which was filed with the Securities and Exchange Commission on May 7, 2013.

In complying with US GAAP requirements for pooling-of-interests, the financial results of Summit were included in the financial statements of the Company and its subsidiaries that were included in the Company’s Amendment No. 1 to its Quarterly Report on Form 10-Q for the three months ended on April 5, 2013, which was filed with the Securities and Exchange Commission on May 21, 2013.

The following unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Summit and the Company been combined during the specified periods. The following unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

The historical information with respect to Summit has been recast to provide its balance sheet and statement of operations as if its fiscal year ended September 30, 2012.

CORPORATE RESOURCE SERVICES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 28, 2012
(amounts in thousands)

			Pro Forma		Pro Forma
			Adjustments		Consolidated
	The Company		Pro Forma		Pro Forma
	(As Reported)	Summit	Adjustments		Consolidated
Assets
Current assets	$30,082	$486	$–		$30,568

Deferred tax assets	–	484	(484)	(1)	–

Property and equipment	1,033	887	(878)	(2)	1,042

Goodwill and other intangible assets	16,389	4,650	–		21,039

Other assets	341	–	–		341

Total assets	$47,845	$6,507	$(1,362)		$52,990

Liabilities and
Stockholders' Equity
Current liabilities	$30,690	$151	$(7)	(1)	$30,834

Non-current liabilities	2,416	4,419	(4,419)	(3)	2,416

Stockholders' equity (deficiency)	14,739	1,937	(477)	(1)	19,740
			(878)	(2)
			4,419	(3)

Total liabilities and stockholders' equity	$47,845	$6,507	$(1,362)		$52,990

CORPORATE RESOURCE SERVICES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 28, 2012
(amounts in thousands)

Pro Forma Adjustments

(1)	To eliminate Summit's deferred tax assets, current deferred tax liabilities and the related effect on equity.
	Deferred tax assets	$(484)
	Current deferred tax liabilities	$(7)
	Stockholders' equity	$(477)

(2)	To eliminate the net balance and net effect on equity of a building owned by Summit prior to the acquisition, but retained by Tri-Tel and not acquired by CRS Group as apart of the Summit Acquisition.
	Property and equipment	$(878)
	Stockholders' equity	$(878)

(3)	To eliminate advances due to related parties and related equity not assumed by the CRS Group as part of the Summit Acquisition.
	Non-current liabilities	$(4,419)
	Stockholders' equity	$4,419

CORPORATE RESOURCE SERVICES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 28, 2012
(amounts in thousands except per share data)

	The Company
	(As Reported)	Summit		Pro Forma		Pro Forma
	Year Ended	Year Ended		Adjustments		Consolidated

Revenue	$639,795	$2,385		$–		$642,180

Direct cost of producing revenues	565,028	585		–		565,613

Gross profit	74,767	1,800		–		76,567

Operating expenses	72,618	715		(26)	(4)	73,307

Income from operations	2,149	1,085		26		3,260

Non-operating expenses	5,523	292		(292)	(5)	5,523

Net income (loss)	$(3,374)	$793		$318		$(2,263)

Net loss per share:
Basic and diluted	$(0.03)					$(0.02)

Weighted average shares outstanding:
Basic and diluted	123,164	21,000	(6)			144,164

CORPORATE RESOURCE SERVICES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 28, 2012
(amounts in thousands)

Pro Forma Adjustments

(4)	To eliminate depreciation of the building not acquired by the CRS Groupas part of the Summit Acquisition(2).
	Operating expenses	$ (26)

(5)	To eliminate Summit's income tax provision.
	Non-operating expenses	$ (292)

(6)	Common stock of the Company to be issued to Tri-Tel in connection with the Summit Acquisition.